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                                                                   EXHIBIT 32(A)

                           SECTION 1350 CERTIFICATION
                         BY PRINCIPAL EXECUTIVE OFFICER

      I, Daniel Greenberg, certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

      IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.

      Dated August 26, 2003

                                    /s/ Daniel Greenberg
                                    ------------------------------------
                                    Daniel Greenberg
                                    Chief Executive Officer


                                  Exhibit 32(A)